AMENDMENT

THIS AMENDMENT (this “Amendment”) to the Agreement (as defined below) is entered into as of April 29, 2011, by and between RS INVESTMENT MANAGEMENT CO. LLC (“RS”) and GUARDIAN BAILLIE GIFFORD LIMITED (“GBG”).

WHEREAS, RS, GBG, and RS Investment Trust (solely with respect to Section 13 of the Agreement) have entered into a Sub-Advisory, Sub-Administration and Accounting Services Agreement dated November 7, 2006 (the “Agreement”), pursuant to which GBG renders advice and services to the series of RS Investment Trust listed on Annex A to the Agreement and performs such other services as described in the Agreement; and

WHEREAS, RS and GBG desire to amend the Agreement in accordance with the terms of this Amendment;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, RS and GBG hereby agree as follows:

Section 1. Annex A to the Agreement is deleted in its entirety and replaced with the Annex A attached to this Amendment.

Section 2. This Amendment shall be effective as of May 1, 2011.

Section 3. Except as modified pursuant to the provisions of this Amendment, the Agreement shall remain in full force and effect in accordance with its terms and conditions as of the date hereof.

Section 4. This Amendment may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

Section 5. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their respective duly authorized officers as of the date first above written.

RS INVESTMENT MANAGEMENT CO. LLC

By:	/s/ TERRY R. OTTON
Name: Terry R. Otton
Title: Chief Executive Officer

GUARDIAN BAILLIE GIFFORD LIMITED

By:	/s/ TIM CAMPBELL
Name: Tim Campbell
Title: Director

AMENDED AND RESTATED ANNEX A

Covered Portfolios / Fee Schedule

Effective as of May 1, 2011

Portfolio	Annual Fee Rate
RS International Growth Fund	0.760%
RS Emerging Markets Fund	0.950%
RS Global Growth Fund	0.760%
RS Greater China Fund	1.045%